Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 8-K-A of our reports dated September 1, 2022, relating to the financial statements of QPhoton, Inc. as of December 31, 2021 and 2020 and to all references to our firm included in this 8-K-A.

Certified Public Accountants

Lakewood, CO

September 1, 2022